LEASE AMENDMENT AND ASSIGNMENT AGREEMENT

         This Lease Amendment and Assignment Agreement (hereinafter AGREEMENT) is entered into this 18th day of September, 2002 by and between Saul Strachman (hereinafter "LANDLORD") and The Health Express Grill, Inc.(hereinafter "ASSIGNOR") and Roll-A-Round Real Roast Beef, Inc.(hereinafter "ASSIGNEE").

                                    RECITALS

         A. Landlord and Assignor are parties to a certain Lease Agreement dated January 25, 1999 (the "Lease") for the premises located at 1538-A E. Commercial Blvd., Oakland Park, Florida 33308 effective February 1, 1999,for the initial lease term of five (5) years ending January 31, 2004, with three (3) three (3) year options.

         B. Assignor desires to assign to Assignee all of the Assignor's right, title and interest as tenant in, to and under the Lease, and Assignee desires to succeed to the interest of Assignor and to assume the obligations of Assignor under the Lease;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby reciprocally acknowledged, Landlord, Assignor and Assignee agree as follows:

         1. Effective Date. The assignment in this Agreement shall take effect on the date of the closing of the Agreement for Sale of Business Assets between Assignor and Assignee (the "Effective Date"). Assignee shall give Landlord notice that the Asset Purchase closing has been completed within forty eight
(48) hours after the closing.

         2. Assignment by Assignor. As of the Effective Date and for the remainder of the term of the Lease, Assignor hereby assigns and transfers all of its right, title and interest as tenant in, to and under the Lease, to Assignee, its successors and assigns, subject to the rent, terms, covenants and conditions of the Lease. Landlord and Assignee agree that the initial lease term between Landlord and Assignee shall be extended so as to terminate on January 31, 2007. Assignee shall pay the sum of two hundred fifty dollars ($250.00) to Landlord as an additional security deposit effective at the date of this Lease Amendment and Assignment Agreement so that the Landlord will then be holding a security deposit in the amount of four thousand five hundred dollars ($4,500.00). Thereafter, Assignee shall have two (2) remaining renewal options of three years each as set forth in the Lease. The first renewal option shall be for the period of February 1, 2007 through January 31, 2010. The second renewal option shall be for the period of February 1, 2010 through January 31, 2013.

         3. Rent. Landlord and Assignee agree that base rent from the Effective Date to January 31, 2003 shall be four thousand dollars

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($4,000.00) per month plus sales tax. Rent from February 1st, 2003 and each month thereafter up to and including January 31, 2004 shall be four thousand two hundred fifty dollars ($4,250.00) per month plus sales tax. Rent for the period February 1, 2004 through January 31, 2007 shall be four thousand five hundred dollars ($4,500.00) per month plus sales tax. In addition to base rent, Assignee shall be responsible for its share of real estate taxes and insurance covering the demised premises pursuant to Paragraph 31 of the Lease, which is currently in the amount of nine hundred fifty dollars ($950.00) per month.

         4. Security Deposit. Landlord acknowledges that he is holding the sum of four thousand two hundred fifty dollars ($4,250.00) as a security deposit which is hereby assigned to Assignee by Assignor. Assignee shall reimburse Assignor for the Security Deposit at the closing of their transaction.

         5. Assignee acknowledges that he has read and understands the Lease and specifically acknowledges the lease provision pertaining to parking.

         6. Assignee represents to Landlord that Assignee's menu for the business being conducted will be that consistent with an American style diner.

         7. Assignor shall continue to guarantee the Lease through January 31, 2004. Thereafter, Assignor shall be released and relieved of all claims, demands, actions, causes of action and liability under the terms of the original lease dated January 25, 1999 between the Landlord and the Assignor.

         8. Acceptance By Assignee. In further consideration of the above assignment and the written consent of the Landlord, Assignee as of the Effective Date, hereby assumes and agrees to make all the payments and perform all of the covenants and conditions and agreements of the Lease, subject to the terms herein, as if the Assignee were the original Tenant under the Lease.

     9. All notices required under this Agreement shall be given as follows:

As to Assignee:                Roll-A-Round Real Roast Beef, Inc.
                               c/o Richard Weitz
                               153-A E. Commercial Blvd.
                               Oakland Park, Florida 33308

As to Landlord:                Saul Strachman
                               1261 98th Street
                               Bay Harbor Islands, FL 33154

As to Assignor:                The Health Express Grill, Inc.
                               c/o Douglas Baker
                               1761 W. Hillsboro Blvd. #203
                               Deerfield Beach, FL 33442

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         10. In consideration of the promises made herein for the benefit of the
Landlord, Landlord hereby consents to the assignment and modification of Lease as described herein.

         11. By virtue of this assignment to Assignee, Roll-A-Round Roast Beef, Inc., and in consideration of Landlord's approval and acceptance of the Assignment and modification, Richard Weitz (hereinafter "GUARANTOR") hereby agrees to personally guarantee all payments and the performance of all covenants and conditions under the Lease assigned herein through January 31, 2007. Thereafter, Guarantor shall be released of the guaranty set forth herein.

         12. Except as expressly modified herein, the original terms of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound have executed this Agreement on the day and year written beneath their signatures.

LANDLORD:                                     WITNESSES:


/s/Saul Strachman                        /s/
------------------                       ----------------------
Saul Strachman

Date: 9/18/02                            /s/
     --------------                      ----------------------

ASSIGNOR:

The Health Express Grill, Inc.


BY:/s/ Douglas Baker                     /s/
   ------------------                    ----------------------
   Douglas Baker,
   Chief Executive Officer

Date:9/23/02                             /s/
     -----------                         ----------------------

ASSIGNEE:
Roll-A-Round Roast Beef, Inc.
a Florida corporation

BY: Richard Weitz                         /s/
   ----------------------                 ----------------------
   Richard Weitz,President

Date: 9/23/02                             /s/
     -----------------                    ----------------------

GUARANTOR:

 /s/Richard Weitz

Richard Weitz

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